Exhibit 3.1

HWL EBSWORTH
LAWYERS

Constitution

GenEmbryomics Limited
ACN 631 082 418

Table of contents

1	Definitions and interpretation	1
2	Public Company	6
3	Listing Rules	6
4	Share Capital	7
5	Certificates	11
6	Register	13
7	Partly paid Shares	13
8	Company liens	14
9	Share plans	16
10	Transfer of Shares	17
11	Transmission of Shares	19
12	Unmarketable Parcels	20
13	Alteration of Share capital	22
14	Currency for payments	23
15	General meetings	24
16	Proceedings at meetings of Members	26
17	Proxies, attorneys and representatives	29
18	Entitlement to vote	31
19	How voting is carried out	33
20	Directors	35
21	Managing Director	37
22	Powers of the Board	39

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23	Delegation of Board powers	39
24	Directors’ duties and interests	40
25	Directors’ remuneration	41
26	Board meetings	43
27	Minutes	45
28	Financial reports and audit	45
29	Secretaries and other officers	46
30	Executing negotiable instruments	47
31	Company seals	47
32	Dividends	48
33	Notices	50
34	Officers’ indemnity and insurance	52
35	Unclaimed money	53
36	Winding up	53
37	Proportional Takeovers	54
38	Modification or repeal of this Constitution	56

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Constitution

of

GenEmbryomics Limited

ACN 631 082 418

1.	Definitions and interpretation

1.1	Definitions

In this Constitution:

ACH Clearing Rules	means the operating rules of the Australian Clearing House Pty Limited or such equivalent rules in any other jurisdiction as may be relevant from time to time

ASX	means ASX Limited (ACN 008 624 691) or the securities market that it operates, as the case may be.

Auditor	means the person appointed for the time being as the auditor of the Company.

Board	means the Directors present at a meeting, duly convened as a meeting of Directors, at which a quorum is present.

Business Day	has the meaning given by the Listing Rules.

Called Amount	in respect of a Share: (a) the amount of a call on that Share which is due and unpaid; and (b) any amount the Board requires a Member to pay under Rule 7.7.

Chairman	means the person occupying the position of chairman or acting chairman of the Directors under Rule 16.4 (where appropriate).

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Company	means GenEmbryomics Limited ACN 631 082 418 or such other name it may have from time to time.

Constitution	means this constitution of the Company.

Corporations Act	means the Corporations Act 2001 (Cth).

Director	means a person who is, for the time being, a director of the Company.

Directors' Fees

means all fees payable by the entity or any of its child entities to a non-executive Director for acting as a director of the Company or any subsidiary (including attending and participating in any board committee meetings) and includes superannuation contributions for the benefit of a non-executive Director and any fees which a non-executive Director agrees to sacrifice for other benefits. It does not include reimbursement of genuine out-of-pocket expenses, genuine special exertion fees paid in accordance with Rule 25.3, or Securities issued to a non-executive Director under the relevant Listing Rules with, if applicable, the approval of the holders of the entity's ordinary Shares.

Divested Member	has the meaning given in Rule 12.6.

Dividend	means any distribution (including an interim dividend) made, or any amount credited, by the Company to the Members (excluding amounts debited against the share capital account).

Executive Director	means a Director who is an employee of the Company or a subsidiary or acts in an executive capacity for the Company or a subsidiary under a contract for services and includes a Managing Director.

Interest Rate	means, in respect of each Rule in which that term is used: (a) the rate for the time being prescribed by the Board in respect of that Rule; or (b) if no rate is prescribed, 15% each year.

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Listing Rules

means the listing rules of any Securities Exchange as amended or replaced from time to time, pursuant to which the Company has applied and will apply for quotation or listing of securities on a Securities Exchange.

Managing Director	means a Director appointed under Rule 21.1 as, or to perform the duties of, managing director of the Company.

Member	means a holder of a Share.

NASDAQ	means the Nasdaq Stock Market and any of the distinct tiers thereon.

Official List	means the official list of any Securities Exchange..

Ordinary Resolution

means a resolution passed at a meeting of Members by a simple majority of votes cast in favour by the Members present (either in person or by proxy) and eligible to vote on the relevant resolution at the meeting.

Register

means the register of Members kept as required by sections 168 and 169 of the Corporations Act and includes a computerised or electronic sub register established and administered under the Settlement Operating Rules.

Related Body Corporate	has the meaning given to it in section 9 of the Corporations Act.

Replaceable Rules	means the replaceable rules applicable to a public company limited by shares referred to in Part 2B.4 and section 141 of the Corporations Act.

Rule	means a rule of this Constitution.

Secretary	means, during the term of that appointment, a person appointed as a secretary of the Company in accordance with this Constitution.

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Securities	means Shares, rights to Shares, options, debentures or any similar rights granted over issued or unissued Shares or any other instruments convertible into Shares in the Company.

Securities Exchange	means any recognised stock exchange where the Company’s securities, commodities, derivatives and other financial instruments are traded, including the ASX and NASDAQ.

Settlement Operating Rules	means the operating rules of any relevant Securities Exchange, as amended or replaced from time to time, except to the extent of any express written waiver by the relevant Securities Exchange.

Share	means a share in the capital of the Company.

Special Resolution	has the meaning given by section 9 of the Corporations Act.

Unmarketable Parcel

means a parcel of Shares of a single class registered in the same name or the same joint names which is:

(a)         less than the number that constitutes a marketable parcel of Shares of that class under the Settlement Operating Rules; or

(b)         subject to the Corporations Act, the Listing Rules and the Settlement Operating Rules, any other number determined by the Board from time to time.

Voting Member	in relation to a general meeting, or meeting of a class of Members, means a Member who has the right to be present and to vote on at least one item of business to be considered at the meeting.

1.2	Interpretation

In this Constitution unless a contrary intention is expressed:

(a)	headings and italicised, highlighted or bold type do not affect the interpretation of this Constitution;

(b)	a singular word includes the plural, and vice versa;

(c)	a gender includes all other genders;

Constitution of GenEmbryomics Limited

(d)	other parts of speech and grammatical forms of a word or phrase defined in this Constitution have a corresponding meaning;

(e)

a reference to a 'person' includes any individual, firm, company, partnership, joint venture, an unincorporated body or association, trust, corporation or other body corporate (whether or not having a separate legal personality);

(f)

a reference to anything (including any right) includes a part of that thing, but nothing in this Rule 1.2(f) implies that performance of part of an obligation constitutes performance of the obligation;

(g)

a reference to a rule, party, annexure, exhibit or schedule is a reference to a rule of, and a party, annexure, exhibit and schedule to, this Constitution and a reference to this Constitution includes any rule, annexure, exhibit and schedule;

(h)

a reference to a document (including this Constitution) includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing and includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to a party to any document includes that party's successors and permitted assigns;

(j)	a reference to time is to Melbourne, Australia time;

(k)	a reference to legislation (including subordinate legislation), the Listing Rules, the Settlement Operating Rules or the ACH Clearing Rules is to that legislation or those Rules as:

(i)	amended, modified or waived in relation to the Company; or

(ii)	re-enacted, amended or replaced,

and includes any subordinate legislation or rules issued under that legislation or those rules;

(l)	a reference to an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(m)

a reference to a body, other than a party to this Constitution (including an institute, association or authority), whether statutory or not, which ceases to exist or whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(n)

the words 'include', 'including', 'for example', 'such as' or any form of those words or similar expressions in this Constitution do not limit what else is included and must be construed as if they are followed by the words 'without limitation', unless there is express wording to the contrary;

(o)	a reference to a day is to the period of time commencing at midnight and ending 24 hours later;

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(p)	a reference to a month is a reference to a calendar month;

(q)	if a period of time is specified and dates from a day or the day of an act, event or circumstance, that period is to be determined exclusive of that day;

(r)	if an act or event must occur or be performed on or by a specified day and occurs or is performed after 5.00 pm on that day, it is taken to have occurred or been done on the next day;

(s)	a reference to '$', 'A$', 'dollars' or 'Dollars' is a reference to the lawful currency of the Commonwealth of Australia unless denominated otherwise; and

(t)	an expression which is not defined in this Constitution has the same meaning as given under the Corporations Act.

1.3	Business Day

If anything under this Constitution is required to be done by a day that is not a Business Day, the thing must be done by the preceding Business Day.

1.4	Replaceable Rules do not apply

The Replaceable Rules do not apply to the Company and are replaced by the Rules set out in this Constitution.

2.	Public Company

The Company is a public company. The Company must have at least one Member.

3.	Listing Rules

3.1	Application while Listed

A reference to the Listing Rules, the Settlement Operating Rules, the ACH Clearing Rules and/or the Securities Exchange or related matters in this Constitution has effect if, and only if, at the relevant time the Company is listed on the Official List.

3.2	Effect of Listing Rules

If the Company is admitted to the Official List, it must comply with the following:

(a)	notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

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(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision; and

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

4.	Share Capital

4.1	Issue of Shares

Subject to section 259C of the Corporations Act and Rule 4.3, the Board may, on behalf of the Company, issue, grant options over or otherwise dispose of unissued Shares to any person on the terms, with the rights, and at the times that the Board decides.

4.2	Preference Shares and redeemable preference Shares

The Company may issue preference Shares (including preference Shares that are liable to be redeemed with the sanction of a resolution) in accordance with the Corporations Act.

4.3	Restrictions on issue

The Company must not issue Shares or grant options if the issue or grant would result in a breach of the Listing Rules or the Corporations Act.

4.4	Brokerage and commissions

The Company may pay brokerage or commissions to a person in respect of that person or another person agreeing to take up Shares in the Company.

4.5	Surrender of Shares

(a)	The Board may accept a surrender of Shares:

(i)	to compromise a question as to whether those Shares have been validly issued; or

(ii)	if surrender is otherwise within the Company's powers.

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(b)	The Company may sell or re issue surrendered Shares in the same way as forfeited Shares.

4.6	Variation of rights

(a)

If the Company issues different classes of Shares, or divides issued Shares into different classes, the rights attached to Shares in any class may (subject to sections 246C and 246D of the Corporations Act) be varied or cancelled only:

(i)	with the written consent of the holders of 75% of the issued Shares of the affected class; or

(ii)	by Special Resolution passed at a separate meeting of the holders of the issued Shares of the affected class.

(b)	Subject to the terms of issue of Shares, the rights attached to a class of Shares are not treated as varied by the issue of further Shares of that class.

5.	Certificates

5.1	Uncertificated Securities

(a)	Whilst the Company is admitted to the Official List, unless the Listing Rules and the Settlement Operating Rules allow the Company to issue a certificate for particular Securities, the Company:

(i)	must not issue a certificate for those Securities; and

(ii)	may cancel a certificate for them without issuing another certificate.

(b)	Rules 5.3 and 5.4 apply only if there is a current certificate for particular Securities.

5.2	Certificated Shares

Unless Rule 5.1 or Rule 5.5, applies, the Company must issue a certificate of title to Shares that complies with section 1070C of the Corporations Act and deliver it to the holder of those Shares in accordance with section 1071H of the Corporations Act. The Company must not charge any fee to issue a certificate.

5.3	Multiple certificates and joint holders

Subject to Rule 5.1 and Rule 5.5, if a Member requests the Company to issue several certificates each for a part of the Shares registered in the Member's name, the Company must do so. For this purpose, joint holders of Shares are a single Member. The Company may issue only one certificate that relates to each Share registered in the names of two or more joint holders and may deliver the certificate to any of those joint holders.

Constitution of GenEmbryomics Limited

5.4	Lost and worn out certificates

Subject to Rule 5.1, if a certificate:

(a)	is lost or destroyed and the owner of the relevant Securities applies in accordance with section 1070D(5) of the Corporations Act, the Company must; or

(b)	is defaced or worn out and is produced to the Company, the Company may,

issue a new certificate in its place.

5.5	Computerised Share system

(a)	If the Company participates, or to enable the Company to participate, in any computerised or electronic Share transfer introduced by or acceptable to the Securities Exchange, the Directors may:

(i)

provide that Shares may be held in certificated or uncertificated form and make any provision they think fit, including for the issue or cancellation of certificates, to enable Members to hold Shares in uncertificated form and to convert between certificated and uncertificated holdings; or

(ii)	provide that some or all Members are not to be entitled to receive a Share certificate in respect of some or all of the Shares which the Members hold in the Company;

(b)	The Directors may in their absolute discretion elect whether to maintain a certificated sub-register for any class of Shares.

(c)	Subject to the Listing Rules and the Settlement Operating Rules, Shares may be held on any sub‑register maintained by or on behalf of the Company.

(d)

Subject to the Listing Rules and the Settlement Operating Rules, the Directors may (and must if the Company is listed) order lost, worn out or defaced certificates to be cancelled and, if necessary, replaced by new certificates.

(e)	The Company must comply with the Corporations Act, the Listing Rules, the Settlement Operating Rules and the ACH Clearing Rules in issuing certificates, statements of holdings or other documents.

(f)

Despite any other provision in this Constitution, Directors must do all things it considers necessary, required or authorised by the law, the Listing Rules, the Settlement Operating Rules and the ACH Clearing Rules in connection with any computerised or electronic share transfer system.

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6.	Register

6.1	Joint holders

(a)

If the Register names two or more joint holders of a Share, the Company must treat the person named first in the Register in respect of that Share as the sole owner of it for all purposes (including the giving of notice) except in relation to:

(i)	delivery of certificates (to which Rule 5.3 applies);

(ii)	the right to vote (to which Rule 18.4 applies);

(iii)	the power to give directions as to payment of, or a receipt for, Dividends (to which Rules 32.8 and 32.9 apply);

(iv)	liability for instalments or calls (which, subject to section 1072E(8) of the Corporations Act, is joint and several);

(v)	sale of Unmarketable Parcels under Rule 12; and

(vi)	transfer.

(b)	The Company is not bound to register more than three persons as the holders of a Share (except in the case of personal representatives of a deceased Member).

6.2	Non beneficial holders

Subject to section 1072E of the Corporations Act, unless otherwise ordered by a court of competent jurisdiction or required by statute, the Company:

(a)	may treat the registered holder of any Share as the absolute owner of it; and

(b)	need not recognise any equitable or other claim to or interest in a Share by any person except a registered holder.

7.	Partly paid Shares

7.1	Fixed instalments

If a Share is issued on terms that some or all of the issue price is payable by instalments, the registered holder of the Share must pay every instalment to the Company when due. If, having been given notice of the instalment in accordance with Rule 7.4, the registered holder does not pay it when due, Rules 7.7 to 7.16 apply as if the registered holder had failed to pay a call.

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7.2	Prepayment of calls

(a)	The Board may:

(i)	accept prepayment of some or all of the amount unpaid on a Share above the sums actually called as a payment in advance of calls;

(ii)

agree to payment by the Company of interest at a rate no higher than the Interest Rate on that part of the advance payment which for the time being exceeds the aggregate amount of the calls then made on the Shares in respect of which it was paid; and

(iii)	unless otherwise agreed between the Member and the Company, repay the sum or part of it.

(b)

Prepayment of an amount in advance of a call does not entitle the paying Member to any Dividend, benefit or advantage, other than the payment of interest under this Rule 7.2, to which the Member would not have been entitled if it had paid the amount when it became due.

7.3	Calls made by Board

Subject to the terms of issue of a Share and to any Special Resolution passed under section 254N of the Corporations Act, the Board may:

(a)	make calls on a Member for some or all of the money unpaid on a Share held by that Member;

(b)	make a call payable by instalments; and

(c)	revoke or postpone a call before the due date for payment.

7.4	Notice of call

The Company must give a Member on whom a call has been made or from whom an instalment is due, written notice of the call or instalment:

(a)	within the time limits; and

(b)	in the form,

required by the Listing Rules.

7.5	Classes of Shares

The Board may issue Shares on terms as to the amount of calls to be paid and the time for payment of those calls which are different as between the holders of those Shares. The Board may make different calls on different classes of Shares.

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7.6	Obligation to pay calls

Subject to section 1072E(8) of the Corporations Act, a Member subject to a call must pay the amount of the call to the payee named in the notice of call no later than the time specified in the notice. Joint holders of a Share are jointly and severally liable for calls.

7.7	Called Amounts

If a call is not paid on or before the day specified for payment, the Board may require the Member liable for the call to pay:

(a)	interest on the amount of the call at the Interest Rate from that day until payment is made; and

(b)	all costs and expenses incurred by the Company because payment was not made on that day.

7.8	Proof of call

If on the hearing of an action for recovery of a Called Amount it is proved that:

(a)	the minute books of the Company record the Board's resolution making the call;

(b)	notice of the call was given under Rules 7.4 and 33.1; and

(c)	the person sued appears in the Register as a holder of the Share in respect of which the call was made,

proof of those matters is conclusive proof of the debt.

7.9	Forfeiture notice

At any time until a Called Amount is paid, the Board may give the relevant Member a notice which:

(a)	requires the Member to pay the Called Amount;

(b)	states the Called Amount at the date of the notice;

(c)	specifies how to calculate the Called Amount when payment is made;

(d)	specifies a date at least 14 days after the date of the notice by which and a place at which payment must be made; and

(e)	states that if payment is not made at that place on or before that date, the Share to which the call relates is liable to be forfeited.

7.10	Forfeiture

If the requirements of a notice given under Rule 7.9 are not satisfied, the Board may forfeit the Share in respect of which that notice was given (and all Dividends, interest and other money payable in respect of that Share and not actually paid before the forfeiture) by resolution passed before the Called Amount is paid.

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7.11	Disposal and re issue of forfeited Shares

A Share forfeited under Rule 7.10 immediately becomes the property of the Company. Subject to the Listing Rules, the Board, on behalf of the Company, may:

(a)	re issue the Share with or without any money paid on it by any former holder credited as paid; or

(b)	sell or otherwise dispose of the Share, and effect or execute and register a transfer of it,

to a person, and on the terms, it decides.

7.12	Notice of forfeiture

(a)	The Company must promptly:

(i)	give notice of the forfeiture of a Share to the Member who held the Share immediately before the resolution for forfeiture was passed; and

(ii)	enter the forfeiture and its date in the Register.

(b)

A written declaration that a Share was forfeited on a specified date and notice of forfeiture was given in accordance with this Constitution signed by a Director or Secretary is, in the absence of proof to the contrary, evidence of those facts and of the Company's right to dispose of the Share.

7.13	Cancellation of forfeiture

Subject to the Listing Rules, the Board may cancel the forfeiture of a Share on any terms at any time before it disposes of that Share under Rule 7.11.

7.14	Effect of forfeiture

A person who held a Share which has been forfeited under Rule 7.10 ceases to be a Member in respect of that Share but remains liable to pay the Called Amount until it is paid in full, in the absence of the approval of holders of ordinary Shares to the contrary.

7.15	Application of proceeds

The Company must:

(a)	apply the net proceeds of any re issue, sale or disposal of a forfeited Share under Rule 7.11 (after payment of all costs and expenses) to satisfy the Called Amount; and

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(b)	subject to the terms of issue of the Share, pay any surplus to the person who held the Share immediately before forfeiture.

7.16	Title of new holder

The title of the new holder of a forfeited Share is not affected by any irregularity in the forfeiture or the re issue, sale or disposal. The sole remedy of any person previously interested in the Share is damages which may be recovered only from the Company. The new holder is not liable for the Called Amount.

7.17	Mortgage of uncalled capital

(a)	If the Company grants a mortgage or charge over uncalled capital, the Board may delegate the power to make calls to:

(i)	the person in whose favour the mortgage or charge is granted; or

(ii)	a trustee or agent for that person,

on the terms (including power to further delegate) and subject to any restrictions the Board decides. If the Board does so, a call made in accordance with the delegation is treated as made by the Board.

(b)	This Rule does not limit Rule 23.

8.	Company liens

8.1	Existence of liens

(a)	Unless the terms of issue provide otherwise, the Company has a first and paramount lien on each Share for:

(i)	all money called or payable at a fixed time in respect of that Share (including money payable under Rule 7.7) that is due but unpaid; and

(ii)	amounts paid by the Company for which the Company is indemnified under Rule 8.4.

(b)	The lien extends to all Dividends payable in respect of the Share and to proceeds of sale of the Share.

8.2	Sale under lien

If:

(a)	the Company has a lien on a Share;

(b)	an amount secured by the lien is due and payable;

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(c)	the Company has given notice to the Member registered as the holder of the Share:

(i)	requiring payment of the amount which is due and payable and secured by the lien;

(ii)	stating the amount due and payable at the date of the notice;

(iii)	specifying how to calculate the amount due when payment is made; and

(iv)	specifying a date (at least 10 Business Days after the date of the notice) by which and a place at which payment of that amount must be made; and

(d)	the requirements of the notice given under paragraph (c) are not fulfilled,

the Company may sell the Share as if it had been forfeited under Rule 7.10. Rules 7.11, 7.15 and 7.16 apply, to the extent practical and modified as necessary, as if the Called Amount in respect of that Share were the aggregate of the amount referred to in paragraph (b) and the costs and expenses incurred by the Company because that amount was not paid when due.

8.3	Protection of lien

The Company may do anything necessary or desirable under the Settlement Operating Rules to protect a lien or other interest in Shares to which it is entitled by law or under this Constitution.

8.4	Indemnity for payments required to be made by the Company

(a)

If the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment, on account of a Member or referable to a Share held by that Member (whether alone or jointly) or a Dividend or other amount payable in respect of a Share held by that Member, the Company:

(i)	is fully indemnified by that Member from that liability;

(ii)	may recover as a debt due from the Member the amount of that liability together with interest at the Interest Rate from the date of payment by the Company to the date of repayment by the Member; and

(iii)	subject to Rule 10.5, may refuse to register a transfer of any Share by that Member until the debt has been paid to the Company.

(b)

Nothing in this Constitution in any way prejudices or affects any right or remedy which the Company has (including any right of set off) and, as between the Company and the Member, any such right or remedy is enforceable by the Company.

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9.	Share plans

9.1	Implementing Share plans

The Board may adopt and implement one or more of the following plans on such terms as it thinks appropriate:

(a)	a reinvestment plan under which any Dividend or other cash payment in respect of a Share or convertible security may, at the election of the person entitled to it, be:

(i)	retained by the Company and applied in payment for fully paid Shares issued under the plan; and

(ii)	treated as having been paid to the person entitled and simultaneously repaid by that person to the Company to be held by it and applied in accordance with the plan;

(b)	any other plan under which Members or security holders may elect that Dividends or other cash payments in respect of Shares or other Securities:

(i)

be satisfied by the issue of Shares or other Securities of the Company or a Related Body Corporate, or that issues of Shares or other Securities of the Company or a Related Body Corporate be made in place of Dividends or other cash payments;

(ii)	be paid out of a particular reserve or out of profits derived from a particular source; or

(iii)	be forgone in consideration of another form of distribution from the Company, another body corporate or a trust; or

(c)

a plan under which Shares or other Securities of the Company or a Related Body Corporate may be issued or otherwise provided for the benefit of employees or Directors of the Company or any of its Related Bodies Corporate.

9.2	Board's powers and varying, suspending or terminating Share plans

The Board:

(a)	has all powers necessary or desirable to implement and carry out a plan referred to in Rule 9.1 (including a plan approved by Members); and

(b)	may:

(i)	vary the Rules governing; or

(ii)	suspend or terminate the operation of,

a plan referred to in Rule 9.1 (including a plan approved by Members) as it thinks appropriate.

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10.	Transfer of Shares

10.1	Modes of transfer

Subject to this Constitution, a Member may transfer a Share by any means permitted by the Corporations Act or by law. The Company must not charge any fee on transfer of a Share, except as permitted by the Corporations Act, Listing Rules or Settlement Operating Rules.

10.2	Market obligations

The Company:

(a)

may do anything permitted by the Corporations Act, the Listing Rules or the Settlement Operating Rules that the Board thinks necessary or desirable in connection with the Company taking part in a computerised or electronic system established or recognised by the Corporations Act, the Listing Rules or the Settlement Operating Rules for the purpose of facilitating dealings in Shares; and

(b)	must comply with obligations imposed on it by the Listing Rules or the Settlement Operating Rules in relation to transfers of Shares.

10.3	Delivery of transfer and certificate

(a)	A document of transfer must be:

(i)	delivered to the registered office of the Company or the address of the Register last notified to Members by the Company;

(ii)	accompanied by the certificate (if any) for the Shares to be transferred or evidence satisfactory to the Board of its loss or destruction; and

(iii)	marked with payment of any stamp duty payable.

(b)	Property in and title to a document of transfer that is delivered to the Company (but not the Shares to which it relates) passes to the Company on delivery.

10.4	Restricted Securities

If any Securities of the Company are classified as restricted securities under the Listing Rules:

(a)	a holder of restricted Securities must not dispose of, or agree or offer to dispose of, the Securities during the escrow period applicable to those Securities;

(b)

if the restricted Securities are in the same class as quoted Securities, the holder will be taken to have agreed in writing that the restricted Securities are to be kept on the entity's issuer sponsored subregister and are to have a holding lock applied for the duration of the escrow period applicable to those Securities;

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(c)	the Company will refuse to acknowledge any disposal (including, without limitation, to register any transfer) of restricted Securities during the escrow period applicable to those Securities;

(d)	a holder of restricted Securities will not be entitled to participate in any return of capital on those Securities during the escrow period applicable to those Securities; and

(e)

if a holder of restricted Securities breaches a restricted deed or a provision of the entity's constitution restricting a disposal of those Securities, the holder will not be entitled to any Dividend or Distribution, or to exercise any voting rights, in respect of those Securities for so long as the breach continues, except as permitted by the Listing Rules or the Securities Exchange.

In this Rule 10.4, dispose (and other grammatical forms of it) has the meaning given by the Listing Rules.

10.5	Refusal to register transfer

(a)	The Board:

(i)	may refuse to register a transfer of Shares only if that refusal would not contravene the Listing Rules or the Settlement Operating Rules;

(ii)

without limiting paragraph 10.5(a)(i), but subject to the Corporations Act, the Listing Rules and the Settlement Operating Rules, may refuse to register a transfer of Shares where the registration of the transfer would create a new holding of an Unmarketable Parcel;

(iii)	subject to section 259C of the Corporations Act, must not register a transfer to a subsidiary of the Company; and

(iv)	must not register a transfer if the Corporations Act, the Listing Rules or the Settlement Operating Rules forbid registration.

(b)

If the Board refuses to register a transfer, the Company must give the lodging party notice of the refusal and the reasons for it within five Business Days after the date on which the transfer was delivered to it.

10.6	Transferor remains holder until transfer registered

The transferor of a Share remains the holder of it:

(a)	if the transfer is under the Settlement Operating Rules, until the time those Rules specify as the time that the transfer takes effect; and

(b)	otherwise, until the transfer is registered and the name of the transferee is entered in the Register as the holder of the Share.

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10.7	Powers of attorney

The Company may assume, as against a Member, that a power of attorney granted by that Member that is lodged with or produced or exhibited to the Company remains in force, and may rely on it, until the Company receives express notice in writing at its registered office of:

(a)	the revocation of the power of attorney; or

(b)	the death, dissolution or insolvency of the Member.

11.	Transmission of Shares

11.1	Death of joint holder

The Company must recognise only the surviving joint holders as being entitled to Shares registered jointly in the names of a deceased Member and others. The estate of the deceased joint holder is not released from any liability in respect of the Shares.

11.2	Death of single holder

The Company must not recognise any one except the legal personal representative of the deceased Member as having any title to Shares registered in the sole name of a deceased Member. If the personal representative gives the Board the documents described in section 1071B(9) or 1071B(13) of the Corporations Act or other information that satisfies the Board of the representative's entitlement to be registered as holder of the Shares:

(a)

subject to Rules 10.5 and 11.4, the Company must register the personal representative as the holder of the Shares as soon as practical after receipt of a written and signed notice to the Company from the representative requiring it to do so; and

(b)	whether or not registered as the holder of the Shares, the personal representative:

(i)	may, subject to Rule 10, transfer the Shares to another person; and

(ii)	has the same rights as the deceased Member.

11.3	Transmission of Shares on insolvency or mental incapacity

(a)

Subject to the Bankruptcy Act 1966 (Cth), if a person entitled to Shares because of the insolvency or mental incapacity of a Member gives the Board the information it reasonably requires to establish the person's entitlement to be registered as holder of the Shares:

(i)

subject to Rules 10.5 and 11.4, the Company must register that person as the holder of the Shares as soon as practical after receipt of a written and signed notice to the Company from that person requiring it to do so; and

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(ii)	whether or not registered as the holder of the Shares, that person:

(A)	may, subject to Rule 10, transfer the Shares to another person; and

(B)	has the same rights as the insolvent or incapable Member.

(b)	If section 1072C of the Corporations Act applies, this Rule is supplemental to it.

11.4	Refusal to register holder

The Company has the same right to refuse to register a personal representative or person entitled to Shares on the insolvency or mental incapacity of a Member as it would have if that person were the transferee named in a transfer signed by a living, solvent, competent Member.

12.	Unmarketable Parcels

12.1	Board power of sale

The Board may sell a Share that is part of an Unmarketable Parcel if it does so in accordance with this Rule. The Board's power to sell lapses if a takeover (as defined in the Listing Rules) is announced after the Board gives a notice under Rule 12.2 and before the Board enters into an agreement to sell the Share.

12.2	Notice of proposed sale

(a)	Once in any 12-month period, the Board may give written notice to a Member who holds an Unmarketable Parcel:

(i)	stating that it intends to sell the Unmarketable Parcel; and

(ii)

specifying a date at least six weeks (or any lesser period permitted under the Corporations Act or the Listing Rules) after the notice is sent by which the Member may give the Company written notice that the Member wishes to retain the holding.

(b)

If the Board's power to sell lapses under Rule 12.1, any notice given by the Board under this Rule is taken never to have been given and the Board may give a new notice after the close of the offers made under the takeover.

12.3	No sale where Member gives notice

The Company must not sell an Unmarketable Parcel if, in response to a notice given by the Company under this Rule 12, the Company receives a written notice that the Member wants to keep the Unmarketable Parcel.

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12.4	Terms of sale

A sale of Shares under this Rule includes all Dividends payable on and other rights attaching to them. The Company must pay the costs of the sale. Otherwise, the Board may decide the manner, time and terms of sale.

12.5	Share transfers

For the purpose of giving effect to this Rule, each Director and Secretary has power to effect or execute a transfer of a Share as agent for a Member who holds an Unmarketable Parcel.

12.6	Application of proceeds

The Company must:

(a)	deduct any Called Amount in respect of the Shares sold under this Rule from the proceeds of sale and pay the balance into a separate bank account it opens and maintains for the purpose only;

(b)	hold that balance in trust for the previous holder of the Shares (Divested Member);

(c)	as soon as practical give written notice to the Divested Member stating:

(i)	what the balance is; and

(ii)

that it is holding the balance for the Divested Member while awaiting the Divested Member's instructions and return of the certificate (if any) for the Shares sold or evidence of its loss or destruction;

(d)	if the Shares sold were certificated, not pay the proceeds of sale out of the trust account until it has received the certificate for them or evidence of its loss or destruction; and

(e)	subject to paragraph 12.6(d), deal with the amount in the account as the Divested Member instructs.

12.7	Protections for transferee

The title of the new holder of a Share sold under this Rule is not affected by any irregularity in the sale. The sole remedy of any person previously interested in the Share is damages which may be recovered only from the Company.

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13.	Alteration of Share capital

13.1	Capitalisation of profits

The Company may capitalise profits, reserves or other amounts available for distribution to Members. Subject to the terms of issue of Shares and Rule 13.4, Members are entitled to participate in a capital distribution in the same proportions in which they are entitled to participate in Dividends.

13.2	Adjustment of capitalised amounts

The Board may settle any difficulty that arises in regard to a capitalisation of profits as it thinks appropriate and necessary to adjust the rights of Members among themselves including:

(a)	fix the value of specific assets;

(b)	make cash payments to Members on the basis of the value fixed for assets or in place of fractional entitlements so as to adjust the rights of Members between themselves;

(c)	disregard fractional entitlements; and

(d)	vest cash or specific assets in trustees.

13.3	Conversion of Shares

Subject to Part 2H.1 of the Corporations Act, the Listing Rules and Rules 4.2 and 4.6, the Company may convert:

(a)	Shares into a larger or smaller number of Shares;

(b)	an ordinary Share into a preference Share; or

(c)	a preference Share into an ordinary Share,

by resolution passed at a meeting of Members (but, in the case of a conversion of partly paid Shares into a larger number of Shares, the proportion between the amount paid and the amount unpaid on each Share must be the same as before the conversion).

13.4	Adjustments on conversion

The Board may do anything it thinks appropriate and necessary to give effect to a resolution converting Shares including, if a Member becomes notionally entitled to a fraction of a Share as a result of the conversion:

(a)	make a cash payment or disregard fractional entitlements so as to adjust the rights of Members between themselves;

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(b)	vest fractional entitlements in a trustee to be dealt with as determined by the Board; or

(c)	round up fractional entitlements to the nearest whole Share by capitalising an amount under Rule 13.1 even though not all Members participate in the capitalisation.

13.5	Reduction of capital

Subject to the Listing Rules, the Company may reduce its share capital:

(a)	by reduction of capital in accordance with Division 1 of Part 2J.1 of the Corporations Act;

(b)	by buying back Shares in accordance with Division 2 of Part 2J.1 of the Corporations Act;

(c)	in the ways permitted by sections 258E and 258F of the Corporations Act; or

(d)	in any other way for the time being permitted by the Corporations Act.

14.	Currency for payments

14.1	Board may decide currency

The Board may, with the agreement of the recipient or in accordance with the terms of issue of a Share, pay:

(a)	Dividends;

(b)	other amounts payable to Members (including repayments of capital and distributions of capitalised amounts); or

(c)	remuneration of Directors or other officers,

in the currency of a country other than Australia.

14.2	Conversion to Australian dollars

If the Board decides to make a payment in a currency other than Australian dollars and it is necessary, for the purposes of these Rules or for any other purpose, to calculate the Australian dollar equivalent of the payment, the Board must fix a time (earlier than the time for payment) and specify the buying or selling rate quoted by a particular financial institution as the time and rate that apply for that purpose.

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15.	General meetings

15.1	Annual general meeting

The Company must hold an annual general meeting as required by section 250N of the Corporations Act.

15.2	Calling meetings of Members

A meeting of Members:

(a)	may be convened at any time by the Board or a Director; and

(b)	must be convened by the Board when required by section 249D or 250N of the Corporations Act or by order made under section 249G of the Corporations Act.

15.3	Notice of meeting

(a)

Subject to Rules 15.5 and 15.6, at least 28 days' written notice of a meeting of Members or any shorter period of notice for a meeting of Members allowed under the Corporations Act must be given individually to:

(i)	each Member (whether or not the Member is entitled to vote at the meeting);

(ii)	each Director;

(iii)	the Securities Exchange; and

(iv)	to the Auditor.

(b)

The notice of meeting must comply with sections 249L and 250BA of the Corporations Act, the regulations made under section 1074E of the Corporations Act and the Listing Rules and may be given in any manner permitted by section 249J(3A) of the Corporations Act.

15.4	Postponement or cancellation

Subject to sections 249D(5) and 250N of the Corporations Act (when applicable), the Board may:

(a)	postpone a meeting of Members;

(b)	cancel a meeting of Members; or

(c)	change the place for a general meeting,

by written notice given to Members and the Securities Exchange.

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15.5	Fresh notice

If a meeting of Members is postponed or adjourned for one month or more, the Company must give new notice of the resumed meeting.

15.6	Notice to joint holders of Shares

If a Share is held jointly, the Company need only give notice of a meeting of Members (or of its cancellation or postponement) to the joint holder who is named first in the Register.

15.7	Technology

The Company may hold a meeting of Members at two or more venues using any technology that gives the Members as a whole a reasonable opportunity to participate.

15.8	Virtual meetings

Subject to Rule 15.9, the following provisions apply to meetings held virtually:

(a)

a general meeting may be held using one or more technologies that give all Members entitled to attend a reasonable opportunity to participate without being physically present in the same place, and Rules 15.8(b) to 15.8(e) apply if the meeting is held in that way;

(b)	all persons so participating in the general meeting are taken for all purposes (for example, a quorum requirement) to be present at the general meeting while so participating;

(c)

a vote taken at the general meeting must be taken on a poll, and not on a show of hands, by using one or more technologies to give each Member entitled to vote the opportunity to participate in the vote in real time and, where practicable, by recording their vote in advance of the general meeting;

(d)

a requirement to allow an opportunity for Members attending the general meeting to speak (for example, by asking questions) may be complied with by using one or more technologies that allow that opportunity;

(e)	a proxy may be appointed using one or more technologies specified in the notice of the meeting;

(f)

notice of a meeting may be given, and any other information to be provided with notice of a meeting, or at or in relation to a meeting, may be provided, using one or more technologies to communicate to those entitled to receive notice of the meeting:

(i)	the contents of the notice and the other information; or

(ii)	details of an online location where the contents of the notice and the other information can be viewed or from where they can be downloaded.

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15.9	Rules relating to virtual meetings

The obligations set out in Rule 15.8 are not intended to impose more onerous procedures on the Company than would otherwise be required at law. The requirements imposed by Rule 15.8 will not apply to the Company to the extent that such obligations are more onerous than those imposed by law.

15.10	Accidental omission

The accidental omission to give notice to, or the non receipt of notice by, any of those entitled to it does not invalidate any resolution passed at a meeting of Members.

15.11	Class meetings

Rules 15 to 19 apply to a separate meeting of a class of Members as far as they are capable of application and modified as necessary.

16.	Proceedings at meetings of Members

16.1	Member present at meeting

If a Member has appointed a proxy or attorney or (in the case of a Member which is a body corporate) a representative to act at a meeting of Members, that Member is taken to be present at a meeting at which the proxy, attorney or representative is present.

16.2	Quorum

The quorum for a meeting of Members is two Voting Members. Each individual present may only be counted once toward a quorum. If a Member has appointed more than one proxy or representative only one of them may be counted toward a quorum.

16.3	Quorum not present

If a quorum is not present within 15 minutes after the time for which a meeting of Members is called:

(a)	if called as a result of a request of Members under section 249D of the Corporations Act, the meeting is dissolved; and

(b)	in any other case:

(i)

the meeting is adjourned to the day, time and place that the Board decides and notifies to Members, or if no decision is notified before then, to the same time on the same day in the next week at the same place; and

(ii)	if a quorum is not present at the adjourned meeting, the meeting is dissolved.

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16.4	Chairing meetings of Members

If the Board has appointed a Director to chair Board meetings, that Director shall also chair meetings of Members. If:

(a)	there is no Director who the Board has appointed to chair Board meetings for the time being; or

(b)	the Director appointed to chair Board meetings is not present at the time for which a meeting of Members is called or is not willing to chair the meeting,

the Voting Members present must elect a Member or Director present to chair the meeting.

16.5	Attendance at meetings of Members

(a)	Every Member has the right to attend all meetings of Members whether or not entitled to vote.

(b)	Every Director has the right to attend and speak at all meetings of Members whether or not a Member.

(c)	The Auditor has the right to attend any meeting of Members and to speak on any part of the business of the meeting which concerns the Auditor in the capacity of Auditor.

16.6	Members rights suspended while call unpaid

If a call on a Share is due and unpaid, the holding of that Share does not entitle the Member to be present, speak or vote at, or be counted in the quorum for, a meeting of Members.

16.7	Chairman's powers at a meeting of Members

(a)	The Chairman of a meeting of Members:

(i)	is responsible for the general conduct and procedures to be adopted at the meeting;

(ii)

may, subject to the Corporations Act, at any time terminate discussion or debate on any matter being considered by the meeting, where the Chairman considers it necessary or desirable for the proper and orderly conduct of the meeting;

(iii)	may, subject to the Corporations Act, eject a Member from the meeting, at any time the Chairman considers it is necessary or desirable for the proper and orderly conduct of the meeting; and

(iv)

may require the adoption of any procedure which is in the Chairman's opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the meeting,

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and a decision by the Chairman under this Rule is final.

(b)	The Chairman of a meeting may invite a person who is not a Member to attend and to speak at the meeting.

(c)

Subject to Rule 15.7, if the Chairman considers that there are too many persons present at a meeting to fit into the venue where the meeting is to be held, the Chairman may nominate a separate meeting place using any technology that gives the Members as a whole a reasonable opportunity to participate.

(d)	The Chairman's rights under this Rule 16.7 are exclusive to the Chairman.

16.8	Admission to general meetings

(a)

The Chairman of a meeting of Members may take any action the Chairman considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of, the meeting any person:

(i)	possessing a pictorial recording or sound recording device;

(ii)	possessing a placard or banner;

(iii)	possessing an article considered by the Chairman to be dangerous, offensive or liable to cause disruption;

(iv)	who refuses to produce or to permit examination of any article, or the contents of any article, in the person's possession;

(v)	who behaves or threatens to behave in a dangerous, offensive or disruptive way; or

(vi)	who is not entitled to receive notice of the meeting.

(b)	The Chairman may delegate the powers conferred by this Rule to any person.

16.9	Adjournment

Subject to Rule 15.5, the Chairman of a meeting of Members at which a quorum is present:

(a)	may; and

(b)	must, if directed by Ordinary Resolution of the meeting,

adjourn it to another time and place.

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16.10	Business at adjourned meetings

The only business that may be transacted at a meeting resumed after an adjournment is the business left unfinished immediately before the adjournment.

17.	Proxies, attorneys and representatives

17.1	Appointment of proxies

(a)	A Member may appoint not more than two proxies to attend and act for the Member at a meeting of Members. An appointment of proxy must be made by written notice to the Company:

(i)	that complies with the Corporations Act and the Listing Rules; and

(ii)	is in a form and mode, and is signed or acknowledged by the Member in a manner, that is satisfactory to the Board.

(b)	If a Member appoints two proxies and the appointment does not specify the proportion or number of the Member's votes each proxy may exercise, each proxy may exercise half of those votes.

17.2	Member's attorney

A Member may appoint an attorney to act, or to appoint a proxy to act, at a meeting of Members. If the appointor is an individual, the power of attorney must be signed in the presence of at least one witness.

17.3	Deposit of proxy forms and powers of attorney

An appointment of a proxy or an attorney is not effective for a particular meeting of Members unless the instrument effecting the appointment is received by the Company at its registered office or is transmitted to and received at a fax number at that office (or another address including electronic address specified for the purpose in the relevant notice of meeting):

(a)	at least 48 hours before the time for which the meeting was called; or

(b)	if the meeting has been adjourned, at least 48 hours before the resumption of the meeting.

17.4	Evidence of proxy forms, powers of attorney and other appointments

The Board may require evidence of:

(a)	in the case of a proxy form executed by an attorney, the relevant power of attorney or a certified copy of it;

(b)	in the case of an attorney, the power of attorney or a certified copy of it;

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(c)	in the case of a corporate representative, the appointment of the representative in accordance with the Corporations Act; or

(d)	in the case of any appointment under this Rule 15 which is transmitted to the Company electronically, the identity of the person who transmitted the message containing the appointment.

17.5	Corporate representatives

A Member that is a body corporate may appoint an individual to act as its representative at meetings of Members as permitted by section 250D of the Corporations Act.

17.6	Standing appointments

A Member may appoint a proxy, attorney or representative to act at a particular meeting of Members or make a standing appointment and may revoke any appointment. A proxy, attorney or representative may, but need not, be a Member.

17.7	Suspension of proxy or attorney's powers if Member present

(a)	A proxy or attorney has no power to act for a Member at a meeting at which the Member is present:

(i)	in the case of an individual, in person; or

(ii)	in the case of a body corporate, by representative.

(b)	A proxy has no power to act for a Member at a meeting at which the Member is present by attorney.

17.8	Priority of conflicting appointments of attorney or representative

If more than one attorney or representative appointed by a Member is present at a meeting of Members and the Company has not received notice of revocation of any of the appointments:

(a)	an attorney or representative appointed to act at that particular meeting may act to the exclusion of an attorney or representative appointed under a standing appointment; and

(b)	subject to Rule 17.8(a), an attorney or representative appointed under a more recent appointment may act to the exclusion of an attorney or representative appointed earlier in time.

17.9	More than two current proxy appointments

An appointment of proxy by a Member is revoked (or, in the case of a standing appointment, suspended for that particular meeting) if the Company receives a further appointment of proxy from that Member which would result in there being more than two proxies of that Member entitled to act at a meeting. The appointment of proxy made first in time is the first to be treated as revoked or suspended by this Rule.

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17.10	Continuing authority

An act done at a meeting of Members by a proxy, attorney or representative is valid even if, before the act is done, the appointing Member:

(a)	dies or becomes mentally incapacitated;

(b)	becomes bankrupt or an insolvent under administration or is wound up;

(c)	revokes the appointment or revokes the authority under which the appointment was made by a third party; or

(d)	transfers the Share to which the appointment relates,

unless the Company has received written notice of the matter before the start or resumption of the meeting at which the vote is cast.

18.	Entitlement to vote

18.1	Determining voting entitlements

Subject to section 250L(4) of the Corporations Act and Rule 19.2(a)(ii), to decide, for the purposes of a particular meeting, who are Members of the Company and how many Shares they hold, the Company must refer only:

(a)

if the convenor of the meeting determined a specified time under the regulations made under section 1074E of the Corporations Act before notice of the meeting was given, to the Register as it stood at that time; or

(b)	otherwise, to the Register as it stood 48 hours before the meeting or at any later time required by the Settlement Operating Rules.

18.2	Number of votes

Subject to section 250BB(1) of the Corporations Act, Rules 10.4, 16.6, 17, 18.4, 18.5, and 18.6 and the terms on which Shares are issued:

(a)	on a show of hands:

(i)	if a Member has appointed two proxies, neither of those proxies may vote;

(ii)	a Member who is present and entitled to vote and is also a proxy, attorney or representative of another Member has one vote; and

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(iii)	subject to paragraphs 18.2(a)(i) and 18.2(a)(ii), every individual present who is a Member, or a proxy, attorney or representative of a Member, entitled to vote has one vote;

(b)	on a poll every Member entitled to vote who is present in person or by proxy, attorney or representative:

(i)	has one vote for every fully paid Share held; and

(ii)	subject to paragraph (c), in respect of each partly paid Share held has a fraction of a vote equal to the proportion which the amount paid bears to the total issue price of the Share; and

(c)	unless:

(i)	permitted under the Listing Rules; and

(ii)	otherwise provided in the terms on which Shares are issued,

in calculating the fraction of a vote which the holder of a partly paid Share has, the Company must not count an amount:

(iii)	paid in advance of a call; or

(iv)	credited on a partly paid Share without payment in money or money's worth being made to the Company.

18.3	No casting vote

If an equal number of votes is cast for and against a resolution at a meeting of Members, the Chairman of the meeting does not have a second or casting vote and the matter is decided in the negative.

18.4	Votes of joint holders

If there are joint holders of a Share, any one of them may vote at a meeting of Members, in person or by proxy, attorney or representative, as if that holder were the sole owner of the Share. If more than one of the joint holders of a Share (including, for the purposes of this Rule, joint legal personal representatives of a dead Member) are present at a meeting of Members, in person or by proxy, attorney or representative, and tender a vote in respect of the Share, the Company may only count the vote cast by, or on behalf of, the most senior joint holder who tenders a vote. For this purpose, seniority depends on the order in which the names of the joint holders are listed in the Register.

18.5	Votes of transmittees and guardians

Subject to section 1072C of the Corporations Act, if the Board is satisfied at least 48 hours before the time fixed for a meeting of Members, that a person:

(a)	is entitled to the transmission of a Share under Rule 11; or

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(b)	has power to manage a Member's property under a law relating to the management of property of the mentally incapable,

that person may vote as if registered as the holder of the Share and the Company must not count the vote (if any) of the actual registered holder.

18.6	Voting restrictions

If the Corporations Act or the Listing Rules require that some Members are not to vote on a resolution, or that votes cast by some Members be disregarded, in order for the resolution to have an intended effect, those Members have no right to vote on that resolution and the Company must not count any votes purported to be cast by those Members. If a proxy purports to vote in a way or in circumstances that contravene section 250BB(1) of the Corporations Act, on a show of hands the vote is invalid and the Company must not count it and on a poll, Rule 19.3(c) applies.

18.7	Decision on right to vote

A Voting Member or Director may challenge a person's right to vote at a meeting of Members. A challenge may only be made at the meeting. A challenge, or any other doubt as to the validity of a vote, must be decided by the Chairman, whose decision is final.

19.	How voting is carried out

19.1	Method of voting

A resolution put to the vote at a meeting of Members must be decided on a show of hands unless a poll is demanded under Rule 19.2 either before or on declaration of the result of the vote on a show of hands. Unless a poll is demanded, the Chairman's declaration of a decision on a show of hands is final.

19.2	Demand for a poll

(a)	A poll may be demanded on any resolution (except a resolution concerning the election of the Chairman of a meeting) by:

(i)	at least five Members entitled to vote on the resolution; or

(ii)	Members entitled to cast at least 5% of the votes that may be cast on the resolution on a poll (worked out as at the time specified in Rule 18.1); or

(iii)	the Chairman.

(b)	The demand for a poll does not affect the continuation of the meeting for the transaction of other business and may be withdrawn.

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19.3	When and how polls must be taken

If a poll is demanded:

(a)	if the resolution is for the adjournment of the meeting, the poll must be taken immediately and, subject to Rule 19.3(c), in the manner that the Chairman of the meeting directs;

(b)	in all other cases, the poll must be taken at the time and place and, subject to Rule 19.3(c), in the manner that the Chairman of the meeting directs;

(c)	votes which section 250BB(1) of the Corporations Act requires to be cast in a given way must be treated as cast in that way;

(d)	a person voting who has the right to cast two or more votes need not cast all those votes and may cast those votes in different ways; and

(e)	the result of the poll is the resolution of the meeting at which the poll was demanded.

19.4	Direct Voting

(a)

The Directors may decide that, at any general meeting or class meeting, a Member who is entitled to attend and vote on a resolution at that meeting is entitled to vote by direct vote in respect of that resolution. A direct vote includes a vote delivered to the Company by post or other electronic means approved by the Directors. The Directors may prescribe regulations, rules and procedures in relation to direct voting, including but not limited to, specifying the form, method and timing of giving a direct vote at a meeting in order for the vote to be valid.

(b)	A direct vote on a resolution at a meeting in respect of a share cast in accordance with Rule 19.4(a) is of no effect and will be disregarded:

(i)	if, at the time of the resolution, the person who cast the direct vote:

(A)	is not entitled to vote on the resolution in respect of the share; or

(B)	would not be entitled to vote on the resolution in respect of the share if the person were present at the meeting at which the resolution is considered;

(ii)	if, had the vote been cast in person at the meeting at which the resolution is considered:

(A)	the vote would not be valid; or

(B)	the Company would be obliged to disregard the vote;

(iii)	subject to any rules prescribed by the Directors, if the person who cast the direct vote is present in person at the meeting at the time the resolution is considered; and

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(iv)	if the direct vote was cast otherwise than in accordance with any regulations, rules and procedures prescribed by the Directors under Rule 19.4(a).

(c)

Subject to any rules prescribed by the Directors, if the Company receives a valid direct vote on a resolution in accordance with Rule 19.4(a) and 19.4(b) and, prior to, after or at the same time as receipt of the direct vote, the Company receives an instrument appointing a proxy, attorney or Representative to vote on behalf of the same Member on that resolution, the Company may regard the direct vote as effective in respect of that resolution and disregard any vote cast by the proxy, attorney or Representative on the resolution at the meeting.

20.	Directors

20.1	Number of Directors

The Board may decide the number of Directors but that number must be at least three (two of whom must ordinarily reside in Australia).

20.2	Qualification

A Director need not be a Member. Neither the Auditor of the Company for the time being nor any partner or employee of the Auditor is eligible to act as a Director.

20.3	Appointment by the Board

(a)	Subject to this Constitution and section 201E of the Corporations Act, the Board may appoint a person to be a Director at any time, except during a general meeting.

(b)	Subject to Rule 20.3(c), any Director so appointed automatically retires at the next annual general meeting and is eligible for re-election by that annual general meeting.

(c)

Rule 20.3(b) does not apply prior to the Company's admission to the Securities Exchange, such that a Director appointed to fill a casual vacancy or as an addition to the Board prior to the Company's admission to the Securities Exchange (Admission) is not required to stand for re-election at the next annual general meeting following the Company's Admission, provided that the requirements of Rule 20.6(a) are satisfied.

20.4	Election by general meeting

Subject to this Constitution and section 201E of the Corporations Act, the Company may elect Directors by Ordinary Resolution. A Director appointed to replace one removed from office under Rule 20.10 must retire when the Director replaced would have been required to retire if not removed and is eligible for re-election.

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20.5	Eligible candidates

(a)	The Company in general meeting cannot validly elect a person as a Director unless:

(i)	the person retires under Rule 20.3, 20.4 or 20.6 and seeks re-election;

(ii)	the Board recommends the appointment; or

(iii)

at least 35 Business Days (in the case of a meeting that Members have requested directors to call, 30 Business Days) before the meeting at which the relevant resolution will be considered, the Company receives both:

(A)	a nomination of the person by a Member (who may be the person); and

(B)	a consent to act as a Director signed by the person;

at its registered office.

(b)	The Company must notify Members of every candidate for election as a Director at least seven days before the relevant general meeting.

20.6	Rotation of Directors

(a)	A Director must not hold office (without re-election) past the third annual general meeting following that Director's appointment or three (3) years, whichever is longer.

(b)	A Director appointed to fill a casual vacancy or as an addition to the Board must not hold office (without re-election) past the next annual general meeting of the Company.

(c)	Rules 20.6(a) and 20.6(b) do not apply to the Managing Director (but if there is more than one Managing Director, only one is entitled not to be subject to re-election).

20.7	Elections at each annual general meeting

The Company must hold an election of Directors at each annual general meeting of the Company.

20.8	Time of retirement

A Director's retirement under Rule 20.3 or 20.6 takes effect at the end of the relevant annual general meeting unless the Director is re-elected at that meeting.

20.9	Cessation of Director's appointment

A person automatically ceases to be a Director if the person:

(a)	is not permitted by the Corporations Act (or an order made under the Corporations Act) to be a Director;

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(b)	becomes disqualified from managing corporations under Part 2D.6 of the Corporations Act and is not given permission or leave to manage the Company under section 206F or 206G of the Corporations Act;

(c)	becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)	fails to attend Board meetings for a continuous period of three months without leave of absence from the Board;

(e)	resigns by notice in writing to the Company;

(f)	is removed from office under Rule 20.10; or

(g)	ceases to qualify as a Director under Rule 20.2.

20.10	Removal from office

(a)	Whether or not a Director's appointment was expressed to be for a specified period the Company may, by Ordinary Resolution, remove a Director from office.

(b)	The powers to remove a Director under this Rule are in addition to section 203D of the Corporations Act.

20.11	Less than the minimum number of Directors

If the number of Directors is reduced below the minimum required by Rule 20.1, the continuing Directors may act as the Board only:

(a)	to appoint Directors up to that minimum number;

(b)	to convene a meeting of Members; and

(c)	in emergencies.

21.	Managing Director

21.1	Appointment and power of Managing Director

(a)	The Board may appoint one or more Directors to be a Managing Director either for a specified term (but not for life) or without specifying a term.

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(b)	The Board may delegate any of the powers of the Board to a Managing Director:

(i)	on the terms and subject to any restrictions the Board decides; and

(ii)	so as to be concurrent with, or to the exclusion of, the powers of the Board,

and may revoke the delegation at any time.

(c)	This Rule does not limit Rule 23.

21.2	Retirement and removal of Managing Director

Subject to Rule 21.3, a Managing Director is not:

(a)	required to retire; or

(b)	to be taken into account in determining the number of Directors to retire,

by rotation under Rule 20.6 but (subject to any contract between the Company and that Managing Director) is otherwise subject to the same Rules regarding resignation, removal and retirement from office as the other Directors.

21.3	Multiple Managing Directors

If there are two or more Managing Directors at the same time:

(a)	the Board may nominate one of them as the Managing Director to be exempted from retirement by rotation under Rule 20.6 and may revoke the nomination at any time;

(b)

if a Managing Director has been nominated under Rule 21.3(a) and the Board later nominates a different Managing Director under that Rule, the one first nominated must retire by rotation at the next annual general meeting unless elected at either of the last two annual general meetings; and

(c)	if none of them is the subject of a current nomination under Rule 21.3(a), all of them must retire by rotation under Rule 20.6.

21.4	Termination of appointment of Managing Director

The appointment of a Managing Director terminates if:

(a)	the Managing Director ceases for any reason to be a Director; or

(b)

the Board removes the Managing Director from the office of Managing Director (which, without affecting the rights of the Managing Director under any contract between the Company and the Managing Director, the Board has power to do), whether or not the appointment was expressed to be for a specified term.

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22.	Powers of the Board

22.1	Powers generally

Except as otherwise required by the Corporations Act, any other applicable law, the Listing Rules or this Constitution, the Board:

(a)	has power to manage the business of the Company; and

(b)	may exercise every right, power or capacity of the Company to the exclusion of the Company in general meeting and the Members.

22.2	Exercise of powers

A power of the Board can be exercised only:

(a)	by resolution passed at a meeting of the Board or otherwise in accordance with Rule 26; or

(b)	in accordance with a delegation of the power under Rule 21 or 23.

23.	Delegation of Board powers

23.1	Power to delegate

The Board may delegate any of its powers as permitted by section 198D of the Corporations Act.

23.2	Power to revoke delegation

The Board may revoke a delegation previously made whether or not the delegation is expressed to be for a specified period.

23.3	Terms of delegation

(a)	A delegation of powers under Rule 23.1 may be made:

(i)	for a specified period or without specifying a period; and

(ii)	on the terms (including power to further delegate) and subject to any restrictions the Board decides.

(b)	A document of delegation may contain the provisions for the protection and convenience of those who deal with the delegate that the Board thinks appropriate.

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23.4	Proceedings of committees

Subject to the terms on which a power of the Board is delegated to a committee, the meetings and proceedings of committees are, to the greatest extent practical, governed by the Rules of this Constitution which regulate the meetings and proceedings of the Board.

24.	Directors’ duties and interests

24.1	Compliance with duties under the Corporations Act

Each Director must comply with sections 180 to 183 of the Corporations Act.

24.2	Director not disqualified from holding other offices etc

A Director is not disqualified by reason only of being a Director from:

(a)	holding any office or place of profit or employment other than that of the Company's Auditor;

(b)	being a Member or creditor of any corporation (including the Company) or partnership other than the Auditor; or

(c)	entering into any agreement with the Company.

24.3	Disclosure of interests

Each Director must comply with section 191 of the Corporations Act.

24.4	Director interested in a matter

Each Director must comply with section 195 of the Corporations Act in relation to being present, and voting, at a Board meeting that considers a matter in which the Director has a material personal interest. Subject to section 195 of the Corporations Act:

(a)	a Director may be counted in a quorum at a Board meeting that considers, and may vote on, any matter in which that Director has an interest;

(b)	the Company may proceed with any transaction that relates to the interest and the Director may participate in the execution of any relevant document by or on behalf of the Company;

(c)	the Director may retain benefits under the transaction even though the Director has the interest; and

(d)	the Company cannot avoid the transaction merely because of the existence of the interest.

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If the interest is required to be disclosed under section 191 of the Corporations Act, paragraph (c) applies only if it is disclosed before the transaction is entered into.

24.5	Agreements with third parties

The Company cannot avoid an agreement with a third party merely because a Director:

(a)	fails to make a disclosure of an interest; or

(b)	is present at, or counted in the quorum for, a Board meeting that considers or votes on that agreement.

24.6	Obligation of secrecy

(a)	Every Director and Secretary must keep the transactions and affairs of the Company and the state of its financial reports confidential unless required to disclose them:

(i)	in the course of duties as an officer of the Company;

(ii)	by the Board or the Company in general meeting; or

(iii)	by law, including under the Listing Rules.

(b)

The Company may require a Director, Secretary, Auditor, trustee, committee Member or other person engaged by it to sign a confidentiality undertaking consistent with this Rule. A Director or Secretary must do so if required by the Company.

25.	Directors’ remuneration

25.1	Remuneration of Executive Directors

Subject to any contract with the Company and to the Listing Rules, the Board may fix the remuneration of each Executive Director. That remuneration may consist of salary, bonuses or any other elements but must not be a commission on or percentage of profits or operating revenue.

25.2	Remuneration of non-executive Directors

(a)	The Directors (other than the Executive Directors) are entitled to be paid, out of the funds of the Company, an amount of Directors' Fees which:

(i)	does not:

(A)	initially exceed an amount of $500,000 in aggregate; or

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(B)	consist of a commission on or percentage of profits or operating revenue;

(ii)	may be varied by Ordinary Resolution in general meeting;

(iii)	is allocated among them:

(A)	on an equal basis having regard to the proportion of the relevant year for which each Director held office; or

(B)	as otherwise decided by the Board, subject to the Listing Rules; and

(iv)	is provided in the manner the Board decides, which may include provision of non-cash benefits.

(b)

The notice convening a meeting at which it is proposed that Members approve an increase of the aggregate maximum sum must state the amount of the increase and the aggregate maximum sum, and any other matters required by the Listing Rules.

(c)

If the Board decides to include non-cash benefits in the Directors' Fees of a Director, the Board must also decide the manner in which the value of those benefits is to be calculated for the purposes of this Rule.

25.3	Additional Remuneration for extra services

If a Director, at the request of the Board and for the purposes of the Company, performs extra services or makes special exertions (including going or living away from the Director's usual residential address), the Company may pay that Director a fixed sum set by the Board for doing so. Remuneration under this Rule may be either in addition to or in substitution for any remuneration to which that Director is entitled under Rule 25.1 or 25.2.

25.4	Expenses of Directors

The Company must pay a Director (in addition to any remuneration) all reasonable expenses (including travelling and accommodation expenses) incurred by the Director:

(a)	in attending meetings of the Company, the Board, or a committee of the Board;

(b)	on the business of the Company; or

(c)	in carrying out duties as a Director.

25.5	Directors' retirement benefits

Subject to Division 2 of Part 2D.2 of the Corporations Act and the Listing Rules, the Company may:

(a)	agree with a Director or person about to become a Director that, when or after the person dies or otherwise ceases to be a Director, the Company will pay a pension or lump sum benefit to:

(i)	that person; or

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(ii)	after that person's death, any of the surviving spouse, dependants or legal personal representatives of that person; or

(b)	pay such a pension or lump sum benefit regardless of whether the Company has agreed to do so and regardless of the terms of any agreement.

26.	Board meetings

26.1	Convening Board meetings

A Director may at any time, and a Secretary must on request from a Director, convene a Board meeting.

26.2	Notice of Board meeting

The convenor of each Board meeting:

(a)	must give reasonable notice of the meeting (and, if it is adjourned, of its resumption) individually to each Director who is in Australia; and

(b)	may give the notice in Rule 26.2(a) orally (including by telephone) or in writing,

but failure to give notice to, or non receipt of notice by, a Director does not result in a Board meeting being invalid.

26.3	Use of technology

A Board meeting may be held using any means of audio or audio visual communication by which each Director participating can hear and be heard by each other Director participating or in any other way permitted by section 248D of the Corporations Act. A Board meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of two or more places, at the place where the Chairman of the meeting is located.

26.4	Chairing Board meetings

The Board may elect a Director to chair its meetings and decide the period for which that Director holds that office. If there is no chairman of Directors or the Chairman is not present within 15 minutes after the time for which a Board meeting is called or is unwilling to act, the Directors present must elect a Director present to chair the meeting.

26.5	Quorum

Unless the Board decides otherwise, the quorum for a Board meeting is two Directors and a quorum must be present for the whole meeting. A Director is treated as present at a meeting held by audio or audio visual communication if the Director is able to hear and be heard by all others attending. If a meeting is held in another way permitted by section 248D of the Corporations Act, the Board must resolve the basis on which Directors are treated as present.

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26.6	Majority decisions

A resolution of the Board must be passed by a majority of the votes cast by Directors entitled to vote on the resolution. If an equal number of votes is cast for and against a resolution, the chairman of the meeting does not have a second or casting vote, and the matter is decided in the negative.

26.7	Procedural Rules

The Board may adjourn and, subject to this Constitution, otherwise regulate its meetings as it decides.

26.8	Written resolution

If all the Directors entitled to receive notice of a Board meeting and to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document, a Board resolution in those terms is passed at the time when the last Director signs.

26.9	Additional provisions concerning written resolutions

For the purpose of Rule 26.8:

(a)	two or more separate documents in identical terms, each of which is signed by one or more Directors, are treated as one document; and

(b)

a telex, telegram, facsimile or electronic message containing the text of the document expressed to have been signed by a Director that is sent to the Company is a document signed by that Director at the time of its receipt by the Company.

26.10	Valid proceedings

Each resolution passed or thing done by, or with the participation of, a person acting as a Director or Member of a committee is valid even if it is later discovered that:

(a)	there was a defect in the appointment of the person; or

(b)	the person was disqualified from continuing in office, voting on the resolution or doing the thing.

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27.	Minutes

27.1	Minutes must be kept

The Board must cause minutes of:

(a)	proceedings and resolutions of meetings of the Company's Members;

(b)	the names of Directors present at each Board meeting or committee meeting;

(c)	proceedings and resolutions of Board meetings (including meetings of a committee to which Board powers are delegated under Rule 23);

(d)	resolutions passed by Directors without a meeting; and

(e)	disclosures and notices of Directors' interests,

to be kept in accordance with sections 191, 192, 251A and 251AA of the Corporations Act.

27.2	Minutes as evidence

A minute recorded and signed in accordance with sections 251A and 251AA of the Corporations Act is evidence of the proceeding, resolution or declaration to which it relates unless the contrary is proved.

27.3	Inspection of minute books

The Company must allow Members to inspect, and provide copies of, the minute books for the meetings of Members in accordance with section 251B of the Corporations Act.

28.	Financial reports and audit

28.1	Company must keep financial records

The Board must cause the Company to keep written financial records that:

(a)	correctly record and explain its transactions (including transactions undertaken as trustee) and financial position and performance; and

(b)	would enable true and fair financial statements to be prepared and audited,

and must allow a Director and the Auditor to inspect those records at all reasonable times.

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28.2	Financial reporting

The Board must cause the Company to prepare a financial report and a directors' report that comply with Part 2M.3 of the Corporations Act and must report to Members in accordance with section 314 of the Corporations Act no later than the deadline set by section 315 of the Corporations Act.

28.3	Audit

The Board must cause the Company's financial report for each financial year to be audited and obtain an Auditor's report. The eligibility, appointment, removal, remuneration, rights and duties of the Auditor are regulated by sections 324AA to 331 and 1280 and 1289 of the Corporations Act.

28.4	Inspection of the Company's documents

Subject to Rule 28.2 and unless otherwise required by the Corporations Act, a Member who is not a Director does not have any right to inspect any document of the Company except as authorised by the Board.

29.	Secretaries and other officers

29.1	Appointment of Secretaries

The Board:

(a)	must appoint at least one individual; and

(b)	may appoint more than one individual,

to be a Secretary either for a specified term or without specifying a term.

29.2	Terms and conditions of office

A Secretary holds office on the terms (including as to remuneration) that the Board decides. The Board may vary any decision previously made by it in respect of a Secretary.

29.3	Cessation of Secretary's appointment

A person automatically ceases to be a Secretary if the person:

(a)	is not permitted by the Corporations Act (or an order made under the Corporations Act) to be a secretary of a company;

(b)	becomes disqualified from managing corporations under Part 2D.6 of the Corporations Act and is not given permission or leave to manage the Company under section 206F or 206G of the Corporations Act;

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(c)	becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)	resigns by notice in writing to the Company; or

(e)	is removed from office under Rule 29.4.

29.4	Removal from office

The Board may remove a Secretary from that office whether or not the appointment was expressed to be for a specified term.

29.5	Other officers

(a)	The Directors may from time to time:

(i)	create any other position or positions in the Company with the powers and responsibilities as the Directors may from time to time confer; and

(ii)	appoint any person, whether or not a Director, to any position or positions created under Rule 29.5(a)(i).

(b)	The Directors may at any time terminate the appointment of a person holding a position created under Rule 29.5(a)(i) and may abolish the position.

30.	Executing negotiable instruments

The Board must decide the manner (including the use of facsimile signatures if thought appropriate) in which negotiable instruments can be executed, accepted or endorsed for and on behalf of the Company. The Company may execute, accept, or endorse negotiable instruments only in the manner for the time being decided by the Board.

31.	Company seals

31.1	Common seal

The Board:

(a)	may decide whether or not the Company has a common seal; and

(b)	is responsible for the safe custody of that seal (if any) and any duplicate seal it decides to adopt under section 123(2) of the Corporations Act.

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31.2	Use of seals

The common seal and duplicate seal (if any) may only be used with the authority of the Board. The Board must not authorise the use of a seal that does not comply with section 123 of the Corporations Act.

31.3	Fixing seals to documents

The fixing of the common seal, or any duplicate seal, to a document must be witnessed:

(a)	by two Directors;

(b)	by one Director and one Secretary; or

(c)	by any other signatories or in any other way (including the use of facsimile signatures) authorised by the Board.

32.	Dividends

32.1	Accumulation of reserves

Before paying any Dividend to Members, the Board may:

(a)

set aside out of profits of the Company reserves to be applied, in the Board's discretion, for any purpose it decides and use any sum so set aside in the business of the Company or invest it in investments selected by the Board and vary and deal with those investments as it decides; or

(b)	carry forward any amount out of profits which the Board decides not to distribute without transferring that amount to a reserve; or

(c)	do both.

32.2	How Dividends may be paid

The Company may pay a Dividend as permitted by the Corporations Act from time to time. The Company does not incur a debt merely by fixing the amount or time for payment of a Dividend. A debt arises only when the time fixed for payment arrives. The decision to pay a Dividend may be revoked by the Board at any time before then. A resolution of the Board as to the amount of the Company's profits and the amount of them available for Dividend is conclusive.

32.3	Payment of Dividends

The power to determine that a Dividend is payable and to declare Dividends (including interim Dividends) is vested in the Directors who may fix the amount and the timing for payment and the method of payment of any Dividend in accordance with this Constitution, the Corporations Act and the Listing Rules (if applicable).

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32.4	Amount of Dividend

Subject to the terms of issue of Shares, the Company may pay a Dividend on one class of Shares to the exclusion of another class. Subject to Rule 32.5, each Share of a class on which the Board resolves to pay a Dividend carries the right to participate in the Dividend in the same proportion that the amount for the time being paid on the Share bears to the total issue price of the Share.

32.5	Prepayments, payments during Dividend period and credits without payment

For the purposes of Rule 32.4:

(a)	an amount paid in advance of calls is not taken into account as part of the amount for the time being paid on a Share;

(b)

if an amount was paid on a Share during the period to which a Dividend relates, the Board may resolve that only the proportion of that amount which is the same as the proportion which the period from the date of payment to the end of the period to which the Dividend relates bears to the total period to which the Dividend relates, counts as part of the amount for the time being paid on the Share; and

(c)	an amount credited on a partly paid Share without payment in money or money's worth being made to the Company is not taken into account as a part of the amount for the time being paid on a Share.

32.6	Dividends in kind

The Board may resolve to pay a Dividend (either generally or to specific Members) in cash or satisfy it by distribution of specific assets (including Shares or Securities of any other corporation), the issue of Shares or the grant of options. If the Board satisfies a Dividend by distribution of assets, the Board may:

(a)	fix the value of any asset distributed;

(b)	make cash payments to Members on the basis of the value fixed so as to adjust the rights of Members between themselves; and

(c)	vest an asset in trustees.

32.7	Source of Dividends

Subject to the Listing Rules, the Board may resolve to pay a Dividend to some Members out of a particular reserve or out of profit derived from a particular source and pay the same Dividend to other Members entitled to it out of other reserves or profits.

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32.8	Method of payment

The Company may pay any cash Dividend, interest or other money payable in respect of Shares by cheque sent, and may distribute assets by sending the certificates or other evidence of title to them, through the post directed to:

(a)	the address of the Member (or in the case of a jointly held Share, the address of the joint holder named first in the Register); or

(b)	to any other address the Member (or in the case of a jointly held Share, all the joint holders) directs in writing,

or by any other method of payment or distribution the Board decides.

32.9	Joint holders' receipt

Any one of the joint holders of a Share may give an effective receipt for any Dividend, interest or other money payable in relation to that Share.

32.10	Retention of Dividends by Company

The Company may retain the Dividend payable on a Share:

(a)	of which a person seeks to be registered as the holder under Rule 11.2 or 11.3, until that person is registered as the holder of that Share or transfers it; or

(b)	on which the Company has a lien, to satisfy the liabilities in respect of which the lien exists.

32.11	No interest on Dividends

No Member may claim, and the Company must not pay, interest on a Dividend (either in money or kind).

33.	Notices

33.1	Notices by Company

A notice is properly given by the Company to a person if it is:

(a)	in writing signed on behalf of the Company (by original or printed signature);

(b)	addressed to the person to whom it is to be given; and

(c)	either:

(i)	delivered personally;

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(ii)	sent by regular post (by airmail, if the addressee is overseas) to that person's address; or

(iii)	sent by fax to the fax number (if any) nominated by that person; or

(iv)	sent by electronic message to the electronic address (if any) nominated by that person.

33.2	Overseas Members

A Member whose registered address is not in Australia may notify the Company in writing of an address in Australia to which notices may be sent.

33.3	When notice is given

(a)	A notice to a person by the Company is regarded as given and received:

(i)	if it is delivered personally or sent by fax or electronic message:

(A)	by 5:00 pm (local time in the place of receipt) on a Business Day on that day; or

(B)	after 5:00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day on the next Business Day; and

(ii)	if it is sent by regular post, on the first Business Day after posting and on the second Business Day after posting (in the case of it being sent to or from a place outside Australia by airmail).

(b)	A certificate in writing signed by a Director or Secretary stating that a notice was sent is conclusive evidence of service.

33.4	Notice to joint holders

Notice to joint holders of Shares must be given to the joint Member named first in the Register. Every person who becomes entitled to a Share is bound by every notice in respect of that Share that was properly given to a person registered as the holder of the Share before the transfer or transmission of the Share was entered in the Register.

33.5	Counting days

If a specified period must pass after a notice is given before an action may be taken, neither the day on which the notice is given nor the day on which the action is to be taken may be counted in reckoning the period.

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33.6	Notices to "lost" Members

(a)	If:

(i)

on two or more consecutive occasions a notice served on a Member in accordance with this Rule is returned unclaimed or with an indication that the Member is not known at the address to which it was sent; or

(ii)	the Board believes on other reasonable grounds that a Member is not at the address shown in the Register or notified to the Company under Rule 33.2,

the Company may give effective notice to that Member by exhibiting the notice at the Company's registered office for at least 48 hours.

(b)	This Rule ceases to apply if the Member gives the Company notice of a new address.

34.	Officers’ indemnity and insurance

34.1	Indemnity

Subject to and so far as permitted by the Corporations Act:

(a)

the Company may in its discretion, to the extent the person is not otherwise indemnified, indemnify every officer of the Company and its wholly owned subsidiaries and may in its discretion indemnify its Auditor against a Liability incurred as such an officer or auditor to a person (other than the Company or a Related Body Corporate) including a Liability incurred as a result of appointment or nomination by the Company or subsidiary as a trustee or as an officer of another corporation, unless the Liability arises out of conduct involving a lack of good faith; and

(b)

the Company may in its discretion make a payment (whether by way of advance, loan or otherwise) in respect of legal costs incurred by an officer or employee or auditor in defending an action for a Liability incurred as such an officer, employee or auditor or in resisting or responding to actions taken by a government agency or a liquidator.

In this Rule, Liability means a liability of any kind (whether actual or contingent and whether fixed or unascertained) and includes costs, damages and expenses, including costs and expenses incurred in connection with any investigation or inquiry by a government agency or a liquidator.

34.2	Insurance

Subject to the Corporations Act, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

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34.3	Former officers

The indemnity in favour of officers under Rule 34.1 is a continuing indemnity. It applies in respect of all acts done by a person while an officer of the Company or one of its wholly owned subsidiaries even though the person is not an officer at the time the claim is made.

34.4	Deeds

Subject to the Corporations Act, without limiting a person's rights under this Rule 34, the Company may enter into an agreement with a person who is or has been an officer of the Company or any of the Company's subsidiaries, to give effect to the rights of the person under this Rule 34 on any terms and conditions that the Board thinks fit.

35.	Unclaimed money

The Company must deal with unclaimed Dividends and distributions and unclaimed proceeds of Shares sold or reissued under this Constitution in accordance with the law relating to unclaimed money in the Company's jurisdiction of registration.

36.	Winding up

36.1	Entitlement of Members

Subject to the terms of issue of Shares and this Rule 36, the surplus assets of the Company remaining after payment of its debts are divisible among the Members in proportion to the number of fully paid Shares held by them and, for this purpose, a partly paid Share is counted as a fraction of a fully paid Share equal to the proportion which the amount paid on it bears to the total issue price of the Share.

36.2	Distribution of assets generally

If the Company is wound up, the liquidator may, with the sanction of a Special Resolution:

(a)	divide the assets of the Company among the Members in kind;

(b)	for that purpose fix the value of assets and decide how the division is to be carried out as between the Members and different classes of Members; and

(c)	vest assets of the Company in trustees on any trusts for the benefit of the Members as the liquidator thinks appropriate.

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36.3	No distribution of liabilities

The liquidator cannot compel a Member to accept marketable Securities in respect of which there is a liability as part of a distribution of assets of the Company.

36.4	Distribution not in accordance with legal rights

If the liquidator decides on a division or vesting of assets of the Company under Rule 36.2 which does not accord with the legal rights of the contributories, any contributory who would be prejudiced by it may dissent and has ancillary rights as if that decision were a Special Resolution passed under section 507 of the Corporations Act.

37.	Proportional Takeovers

37.1	Definitions

The following definitions apply in this Rule 37:

Approving Resolution means a resolution approving the Proportional Takeover Bid in accordance with Rule 37.2

Approving Resolution Deadline in relation to a Proportional Takeover Bid means the day that is the 14th day before the last day of the Bid Period;

Bid Period means the period during which offers under the Proportional Takeover Bid remain open;

Bidder means the person making the offers under the Proportional Takeover Bid;

Proportional Takeover Bid means an off market bid for a specified proportion of Shares in a class of Shares in the Company; and

a reference to "a person associated with" another person has the meaning given to that expression by Division 2 of Part 1.2 of the Corporations Act;

37.2	When a Proportional Takeover Bid is made

If offers are made under a Proportional Takeover Bid for Securities of the Company:

(a)

other than where a transfer is effected in accordance with the takeover provisions (if any) under the Settlement Operating Rules, the registration of a transfer giving effect to a takeover contract resulting from the acceptance of an offer under the Proportional Takeover Bid is prohibited unless and until an Approving Resolution is passed in accordance with this Rule 37.2;

(b)

a person (other than the Bidder or a person associated with the Bidder) who, as at the end of the day on which the first offer under the Proportional Takeover Bid was made, held Shares in the class is entitled to vote on an Approving Resolution and, for the purpose of so voting, is entitled to one vote for each of the Shares;

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(c)	an Approving Resolution is to be voted on:

(i)	at a meeting convened and conducted by the Company of persons entitled to vote on the Approving Resolution; or

(ii)	by means of a postal ballot conducted by the Company;

(A)	the Directors must ensure that an Approving Resolution is voted on in accordance with Rule 37.2(c); and

(B)

an Approving Resolution that has been voted on, is taken to have been passed if the proportion that the number of votes in favour of resolution bears to the total number of votes on the resolution is greater than 50%, otherwise the Approving Resolution is taken to be rejected.

37.3	Deadline for passing an Approving Resolution

To be effective, an Approving Resolution must be passed before the Approving Resolution Deadline.

37.4	Application of general law principles

The Rules of this Constitution that apply to a meeting of Members apply:

(a)	with such modifications as the circumstances require, to a meeting convened under Rule 37.2(c)(i); and

(b)	as if the meeting convened under Rule 37.2(c)(i) were a meeting of Members of the Company.

37.5	Notice required when vote taken

If an Approving Resolution is passed in accordance with Rules 37.2(c)(ii)(B) and 37.3, the Company must, on or before the Approving Resolution Deadline, give:

(a)	the Bidder; and

(b)	each notifiable Securities exchange in relation to the Company,

a written notice stating that the Approving Resolution has been voted on and whether the resolution was passed or rejected.

37.6	Where no vote taken

If no Approving Resolution has been voted on in accordance with this Rule 37 as at the end of the day before the Approving Resolution Deadline, an Approving Resolution is taken to have been passed in accordance with Rule 37.

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37.7	Effect of rejection of Approving Resolution

If an Approving Resolution is voted on before the Approving Resolution Deadline in accordance with Rule 37.3 and is rejected:

(a)	despite section 652A of the Corporations Act:

(i)	all offers under the Proportional Takeover Bid that have not been accepted as at the end of the Approving Resolution Deadline; and

(ii)	all offers under the Proportional Takeover Bid that have been accepted and from whose acceptance binding contracts have not resulted as at the end of the Approving Resolution Deadline,

are taken to be withdrawn at the end of the Approving Resolution Deadline; and

(b)	a person who has accepted an offer made by the Bidder pursuant to the Proportional Takeover Bid from whose acceptance a binding contract has resulted is entitled to rescind that contract.

37.8	Settlement Operating Rules

Nothing in this Rule 37 authorises the Company to interfere with any takeover transfer procedures contained in the Settlement Operating Rules.

37.9	Where this Rule ceases to apply

This Rule 37 ceases to have effect on:

(a)	firstly, the third anniversary of the adoption of this Constitution; and,

(b)	thereafter, on the third anniversary of the most recent renewal of this Rule 37 approved by Members pursuant to section 648G(4) of the Corporations Act.

38.	Modification or repeal of this Constitution

This Constitution and any of its provisions may be modified, repealed or replaced by Special Resolution of the Members.

Constitution of GenEmbryomics Limited